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                                                                     EXHIBIT 3.2



                              AMENDED AND RESTATED
                         CODE OF BY-LAWS OF THE COMPANY

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                                  EXHIBIT 3.2
                           SOFAMOR DANEK GROUP, INC.

                             an Indiana corporation


                                CODE OF BY-LAWS


                                   ARTICLE I
                                    OFFICES

         SECTION 1.1 Registered Office. The registered office(s) of Sofamor Danek Group, Inc. (the OCorporationO) shall be in such place(s) as from time to time shall be deemed appropriate in accordance with applicable law. The Corporation shall have the power to designate from time to time those individuals and entities as registered agents of the Corporation for purposes of complying with the laws of the various states in which the Corporation may be required to maintain a registered agent.

         SECTION 1.2 Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as the Board of Directors of the Corporation (the OBoard of DirectorsO) may determine. The Board of Directors is hereby granted full power and authority to change the principal office from one location to another.

         SECTION 1.3 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Indiana, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         SECTION 2.1 Place of Meetings. All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Indiana that may be designated by the Board of Directors pursuant to authority hereinafter granted to the Board of Directors.

         SECTION 2.2 Annual Meetings. Annual meetings of shareholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may properly come before such meetings may be held at such time and place and on such date as the Board of Directors shall determine by resolution.

         SECTION 2.3 Special Meetings. Special meetings of shareholders of the Corporation for any purpose or purposes may only be called by the Chairman of the Board of Directors, the President, or the Secretary of the Corporation and must be called by such officer at the request in






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writing of the Board of Directors. The shareholders of the Corporation shall not be permitted to call special meetings of shareholders and shall not be permitted to require the Board of Directors to call a special meeting of shareholders. Any request for a special meeting of the shareholders shall be submitted in writing to the Chairman of the Board of Directors, the President, or the Secretary of the Corporation and shall state the purpose or purposes of the proposed special meeting.

         SECTION 2.4 Notice of Meetings. Except as otherwise required by any provision of the Indiana Business Corporation Law, the Articles of Incorporation or these By-Laws, the notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to each shareholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to each shareholder at each shareholder's address furnished by the shareholders to the Secretary of the Corporation for such purpose, or, if any shareholder shall not have furnished an address to the Secretary for such purpose, then at each shareholder's address last known to the Secretary, or by transmitting a notice thereof to such shareholder at such address by telegraph, cable, wireless or facsimile. Every notice of a meeting of shareholders shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder to whom notice is not required under applicable Indiana law or who shall have waived such notice, and such notice shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy (except a shareholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened). Notice of any such meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Except as otherwise expressly required by law, notice of any adjourned meeting of shareholder need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

         SECTION 2.5 Quorum. Except as otherwise required by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders of the Corporation or any adjournment thereof. Subject to the requirement of a larger percentage vote contained in the Articles of Incorporation, these By-Laws or by law, the shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the shareholders present in person or by proxy and entitled to vote, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.






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        SECTION 2.6  Voting.

        (A) Each shareholder shall, at each meeting of shareholders, be entitled to vote in person or by proxy each share of the stock of the Corporation that has voting rights on the matter in question and that shall have been held by such shareholder and registered in such shareholder's name on the books of the Corporation:

        (i) on the date fixed pursuant to Section 8.5 of these By-Laws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting; or

        (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day upon which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of the business on the day next preceding the day upon which the meeting shall be held.

        (B) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Any shareholder whose stock is pledged shall be entitled to vote his or her shares, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote such shares, in which case only the pledgee, or the pledgee's proxy, may represent and vote such shares. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Indiana Business Corporation Law.

         (C) Any voting rights may be exercised by the shareholder entitled thereto in person or by such shareholder's proxy appointed by an instrument in writing, subscribed by such shareholder or by such shareholder's attorney thereunto authorized and delivered to the Secretary of the Corporation prior to the meeting; provided, however, that no proxy shall be voted or acted upon after eleven months from its date unless such proxy shall provide for a shorter or longer period. The attendance at any meeting of a shareholder who may previously have given a proxy shall not have the effect of revoking such proxy unless the shareholder shall in writing so notify the Secretary of the Corporation prior to the voting of the proxy. At any meeting of shareholders, all matters, except as otherwise provided in the Articles of Incorporation, in these By-Laws or by law, shall be decided by the vote of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereon. The vote at any meeting of shareholders on any matter need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by such shareholder's proxy, if such proxy exists, and shall state the number of shares voted.





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         SECTION 2.7 List of Shareholders. The Secretary of the Corporation
shall make, at least five (5) business days before each election of directors, a complete list of the shareholders entitled by the Articles of Incorporation to vote at such election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder at any time during the usual business hours for a period of five (5) business days prior to such election. Such list shall be produced and kept open at the time and place of election and subject to the inspection of any shareholder during the holding of such election. The original stock register or transfer book shall be the only evidence as to who are the shareholders entitled to examine such list, or the stock ledger or transfer book, or to vote at any meeting of the shareholders.

         SECTION 2.8 Judges. If at any meeting of shareholders a vote by written ballot shall be taken on any question, the Chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of such judge's ability. The appointed judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be shareholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which such officer shall have a material interest.






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            SECTION 2.9  Advance Notice of Shareholder Proposals and
                            Shareholder Nominations.

         (A) At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Directors or (ii) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 2.9(A). For business to be properly brought before any meeting of the shareholders by a shareholder, the shareholder must have given notice thereof in writing to the Secretary of the Corporation not less than sixty (60) nor more than ninety (90) days in advance of the anniversary of the previous year's annual meeting or, if later, the seventh day following the first public announcement of the date of the meeting at which the shareholder wishes to bring business. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the shareholder; and (4) any interest of the shareholder in such proposed business. In addition, the shareholder making such proposal shall promptly provide any other information reasonably requested by the Corporation which may include, but not be limited to compliance with applicable proxy rules of the Securities Exchange Act of 1934. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section 2.9. The Chairman of any such meeting shall direct that any business not properly brought before the meeting or which is not a proper subject for action by shareholders shall not be considered.

         (B) Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors; provided, however, that a shareholder may nominate a person for election as a director at a meeting only if written notice of such shareholder's intent to make such nomination has been given to the Secretary of the Corporation not later than sixty (60) nor more than ninety (90) days in advance of the anniversary of the previous year's annual meeting or, if later, the seventh day following the first public announcement of the date of the meeting at which the shareholder wishes to bring business. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by






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the Corporation which may include, but not be limited to compliance with applicable proxy rules of the Securities Exchange Act of 1934. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.9(B). The Chairman of any meeting of shareholders shall direct that any nomination not made in accordance with these procedures be disregarded.


                                  ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 3.1 Duties and Number. The business and affairs of the Corporation shall be managed under the direction of a Board of not fewer than seven (7) Directors and not more than eleven (11) Directors. The members shall select one of their number to act as Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Shareholders and Board of Directors.

         SECTION 3.2 Election, Term of Office and Qualification. The directors shall be elected by the shareholders of the Corporation, and at each election, the persons receiving the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Articles of Incorporation relating thereto, including any provisions for a classified Board of Directors and for cumulative voting. Each of the directors of the Corporation shall hold office until the successor for any director shall have been duly elected and qualified, or until such director shall have been removed in the manner provided in these By-Laws.

         SECTION 3.3 General Powers. Subject to any requirement in the Articles of Incorporation, these By-Laws, and of the Indiana Business Corporation Law as to action which must be authorized or approved by the shareholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be under the direction of, the Board of Directors to the fullest extent permitted by law.

         SECTION 3.4 Meetings. (A) Meetings of the Board of Directors may be held at such times as the Board of Directors shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

         (B) The Board of Directors or any committee thereof may hold any of its meetings at such place or places within or without the State of Indiana as the Board of Directors or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board of Directors or such






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committee can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 3.5 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board of Directors or, if the Chairman of the Board of Directors is absent or unable or refuses to act, by the President. Except as otherwise provided by law or by these By-Laws, written notice of the time and place of special meetings shall be delivered personally or by fax to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to such director at such director's address as it is shown upon the records of the Corporation, or, if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the County in which the principal office for the transaction of the business of the Corporation is located at least one (1) day prior to the time of the holding of the meeting. In case such notice is delivered personally or by fax as above provided, it shall be delivered at least one (1) day prior to the time of the holding of the meeting. Meetings may be held on shorter notice if the circumstances so require. Such mailing, telegraphing, delivery or faxing as above provided shall be due, legal and personal notice to such director. Except where otherwise required by law or by these By-Laws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board of Directors shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 3.6 Quorum and Manner of Acting. Except as otherwise provided in these By-Laws, the Articles of Incorporation or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board of Directors, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board of Directors, and the individual directors shall have no power as such.

         SECTION 3.7 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 3.8 Resignations. Any Director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such






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resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.9 Removal. Any director may be removed with or without cause, at any meeting of the Board of Directors by the affirmative vote of a majority of the other directors. Further, any director may be removed, either with or without cause, at any meeting of the shareholders by the majority in number of shares of the shareholders of record present in person or by proxy and entitled to vote for the election of directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director.

         SECTION 3.10 Vacancies. Any vacancy in the Board of Directors, whether because of death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director; provided, however, that whenever the holders of any class or series of shares are entitled to elect one or more directors, any vacancy or newly created directorship of such class or series may be filled by a majority of the directors elected by such class or series then in office, or by a sole remaining director so elected. Each director so chosen to fill a vacancy shall hold office until such director's successor shall have been elected and shall qualify or until such director shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

         SECTION 3.11 Compensation. Directors who are not employees of the Corporation or any of its subsidiaries may receive an annual fee for their services as directors in an amount fixed by resolution of the Board of Directors, and, in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board of Directors for attendance at each meeting, including each meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.


                                   ARTICLE IV
                              EXECUTIVE COMMITTEE

         SECTION 4.1 Designation of Executive Committee. The Board of Directors may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate two or more of its number to constitute an Executive Committee. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee, to fill vacancies thereon, to change any member thereof, and to change the function or terminate the existence thereof.

         SECTION 4.2 Powers of Executive Committee. During the intervals between meetings of the Board of Directors, and subject to such limitations as may be required by law or by






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resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors, except that the Executive Committee shall not have authority to (i) declare dividends or distributions, (ii) amend the Articles of Incorporation or these By-Laws, (iii) approve a plan of merger or consolidation, (iv) reduce earned or capital surplus, (v) authorize the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or (vi) recommend to the shareholders a voluntary dissolution or a revocation thereof.

         SECTION 4.3 Meetings; Procedure; Quorum. Regular meetings of the Executive Committee may be held, without notice, at such time and place as may from time to time be fixed by the Executive Committee. Special meetings of the Executive Committee may be called at any time by any member of the Executive Committee. Notice of such a special meeting shall be sent to each member of the Executive Committee at his residence or usual place of business by letter or telegram, at such time that, in regular course, such notice would reach such place not later than during the day immediately preceding the day for such meeting; or may be delivered to a member personally at any time during such immediately preceding day. Notice of any such meeting need not be given to any member of the Executive Committee who has waived such notice, either in writing or by telegram, arriving either before or after such meeting, or who shall be present at the meeting. Any meeting of the Executive Committee shall be a legal meeting, without notice thereof having been given; if all the members of the Executive Committee who have not waived notice thereof in writing or by telegram, shall be present in person. A majority of the Executive Committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be an act of the Executive Committee. The members of the Executive Committee shall act only as a Committee, and the individual members shall be submitted to the next succeeding meeting of the Board of Directors for approval; but failure to submit the same or to receive the approval thereof shall not invalidate any completed or uncompleted action taken by the Executive Committee prior to the time at which the same shall have been, or were, submitted as above provided.


                                   ARTICLE V
                             ADDITIONAL COMMITTEES

         SECTION 5.1 Designation of Audit Committee. The Board of Directors shall, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate at least three directors who are not employees of the Corporation to constitute an Audit Committee.

         SECTION 5.2 Powers of the Audit Committee. The Audit Committee shall have such power and authority as may be designated from time to time by the Board of Directors.

         SECTION 5.3 Designation of Compensation Committee. The Board of Directors shall, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate a Compensation Committee which shall be comprised of four Directors.






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         SECTION 5.4 Powers of the Compensation Committee. The Compensation
Committee shall have such power and authority as may be designated from time to time by the Board of Directors.

         SECTION 5.5 Other Committees. The Board of Directors may create other committees and appoint members of the Board of Directors to serve on them. The creation of a committee and the appointment of members to it must be approved by a majority of the Directors in office at the time of the creation and the appointment.

         SECTION 5.6 Procedure for Committees. The requirements of these By-Laws which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements applicable to the Board of Directors shall apply to committees and their members.


                                   ARTICLE VI
                                    OFFICERS

         SECTION 6.1 Number and Qualifications. The officers of the Corporation shall consist of the Chairman of the Board, the President, one or more Vice Presidents, the Secretary, Treasurer, and such other officers as may be appointed by the Board of Directors or the President at such time and in such manner and for such terms as the Board of Directors or the President may prescribe. Any two (2) or more offices may be held by the same person, except that the offices of President, Secretary and Treasurer must be held by different persons.

         SECTION 6.2 Election and Term of Office. The officers shall be chosen annually by the Board of Directors. Each officer shall hold office until his successor is chosen and qualified, or until his death, or until he shall have resigned, or shall have been removed in the manner hereinafter provided.

         SECTION 6.3 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein. The acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6.4 Removal. Any officer may be removed either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified.

         SECTION 6.5 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so chosen shall hold office during the remainder of the term for which his predecessor was chosen or as otherwise provided herein.





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         SECTION 6.6 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors, and have such other powers and duties as may from time to time be assigned to him by the Board of Directors.

         SECTION 6.7 Vice Chairman of the Board. The Board of Directors may, utilizing its discretion, designate a Vice Chairman of the Board and upon designation, the Vice Chairman of the Board shall perform duties and have such authority and powers as are incident to his office or as may be defined in these By-Laws or delegated to him from time to time by the Board of Directors or by the Chairman of the Board.

         SECTION 6.8 The President. The President shall be the Chief Executive Officer of the Corporation and shall have general charge of, and supervision and authority over, all of the affairs and business of the Corporation. He shall have general supervision of and direct all officers, agents and employees of the Corporation; shall see that all orders and resolutions of the Board are carried into effect; and in general, shall exercise all powers and perform all duties incident to his office and such other powers and duties as may from time to time be assigned to him by the Board of Directors.

         SECTION 6.9 Vice Presidents. The Corporation may have one or more Vice Presidents. Any Vice President shall have such authority and powers and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors or by the President. One Vice President shall be designated by the Board of Directors as the Chief Financial Officer of the Corporation. The Vice President designated as the Chief Financial Officer shall: (a) keep correct and complete records of accounts, accurately reflecting the financial condition of the Corporation, (b) furnish at any meeting of the Board of Directors or whenever appropriately requested, a statement of the financial condition of the Corporation; and (c) perform such other duties as these By-Laws, the Board of Directors, the Chairman of the Board of Directors or the President may prescribe.

         SECTION 6.10 Secretary. The Secretary (a) shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose; (b) shall attend to the giving and serving of notices; (c) when required, may sign with the President or a Vice President in the name of the Corporation, and may attest the signature of any other officers of the Corporation to all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers of any and every description whatsoever, of or executed for or on behalf of the Corporation and affix the seal of the Corporation thereto; (d) may sign with the President or a Vice President all certificates for shares of the capital stock of the Corporation and may affix the seal of the Corporation thereto; (e) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may authorize, direct or provide for, all of which shall at all reasonable times be open to the inspection of any director, upon request, at the office of the Corporation during business hours; (f) shall, in general, perform all the duties incident to the office of Secretary; and (g) shall have such other powers and duties as may be





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

conferred upon or assigned to him by the Board of Directors, the Chairman of the Board, or the President.

         SECTION 6.11 Treasurer. The Treasurer (a) shall be the legal custodian of all moneys, notes, securities and other valuables which may from time to time come into the possession of the Corporation, (b) shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository as designated by the Board of Directors, (c) shall keep such bank accounts in the name of the Corporation, and (d) shall keep correct and complete records relating to the foregoing. He shall perform such other duties as these By-Laws, the Board of Directors, the Chairman of the Board, or the President may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

         SECTION 6.12 Other Officers. The Board of Directors or the President may from time to time designate and appoint other officers who shall have such powers and duties as the officers whom they are appointed to assist shall specify and delegate to them, and such other powers and duties as these By-Laws, the Board of Directors, the Chairman of the Board, or the President may prescribe. An Assistant Secretary may, in the absence or disability of the Secretary, attest the execution of all documents by the Corporation.

         SECTION 6.13 Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.


                                  ARTICLE VII
                    CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS

         SECTION 7.1 Execution of Contracts. Except as these By-Laws may otherwise provide, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount, except contracts and agreements entered into by the Corporation in the ordinary course of business of the Corporation may be executed by any officer of the Corporation.

         SECTION 7.2 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, determined by the Board of Directors. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board of Directors may from time to time require.





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         SECTION 7.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board of Directors, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board of Directors) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

         SECTION 7.4 General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.


                                  ARTICLE VIII
                           SHARES AND THEIR TRANSFER

         SECTION 8.1 Certificate for Shares. Every owner of shares of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class or series of shares of the stock of the Corporation owned by such owner. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board of Directors, the President or any Vice President, and by the Secretary or the Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporation owning the stock represented by such certificates, the number and class or series of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 8.4 hereof.





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         SECTION 8.2 Transfers of Shares. Transfers of shares of stock of the
Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 8.3 hereof, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards to the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         SECTION 8.3 Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

         SECTION 8.4 Lost, Stolen, Destroyed and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board of Directors may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.

         SECTION 8.5 Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action other than to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any such other action. If, in any case involving the determination of shareholders for any purpose other than notice of or voting at a meeting of shareholders, the Board of Directors shall not fix a record date, then the record date for determining shareholders shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourning meeting.

         SECTION 8.6 Voting of Shares Owned by Corporation. Unless otherwise directed by the Board of Directors, any share or shares issued by any other corporation and owned, or controlled by the Corporation may be voted at any shareholder's meeting of such other





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

corporation by the President of the Corporation if he be present, or in his absence by his designee who shall be an officer of the Corporation or by the Secretary of the Corporation. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholdersG consent in respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.

         SECTION 8.7 Endorsement of Certificates for Shares. Unless otherwise directed by the Board of Directors, any share or shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President, a Vice President, or the Treasurer, and such endorsement shall be duly attested by the Secretary.


                                   ARTICLE IX
                                INDEMNIFICATION

         SECTION 9.1 Right to Indemnification. The Corporation shall indemnify, to the fullest extent permitted by the Indiana Business Corporation Law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or a constituent corporation absorbed in a consolidation or merger against expenses (including attorneysG fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation. Included within the foregoing obligation of indemnification shall be the indemnification of any person while a director or officer of the Corporation, is or was serving at the request of the Corporation or a constituent corporation absorbed in a consolidation or merger, or, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including but not limited to an employee, officer or agent of the Corporation with respect to an employee benefit plan. The Corporation shall not indemnify any person to the extent that such person is otherwise indemnified or to the extent that such indemnification is prohibited by applicable law, or except to the extent that such person's claim for indemnification arises out of liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

         SECTION 9.2 Advance of Expenses. Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding subject to the provisions of any applicable law.





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         SECTION 9.3 Procedure for Determining Permissibility. To determine whether any indemnification or advance of expenses under this Article IX is permissible, the Board of Directors by a majority vote of a quorum consisting of directors not parties to such action, suit or proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable law have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs provided that, if there has been a change in control of the Corporation between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Corporation.

         SECTION 9.4 Contractual Obligation. The obligations of the Corporation to indemnify a director or officer under this Article IX, including the duty to advance expenses, shall be considered a contract between the Corporation and such director or officer, and no modification or repeal of any provision of this
Article IX shall affect, to the detriment of the director or officer, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

         SECTION 9.5 Indemnification Not Exclusive; Inuring of Benefit. The indemnification and advance of expenses provided by this Article IX shall not be deemed exclusive of any other right to which the individual or entity indemnified may be entitled, both as to action in his official capacity and as to the action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

         SECTION 9.6 Insurance and Other Indemnification. The Board of Directors shall have the power to (i) authorize the Corporation to purchase and maintain, at the Corporation's expense, insurance on behalf of the Corporation and on behalf of others to the extent that power to do so has not been prohibited by applicable law, and (ii) give other indemnification to the fullest extent permitted by law.


                                   ARTICLE X
                                   EMERGENCY

         SECTION 10.1 Purpose. The Emergency By-Laws provided in this Article X shall be operative during any emergency (as defined in Section 10.5) in the conduct of the business of the Corporation resulting from a catastrophic event, notwithstanding any different provision in the preceding By-Laws or in the Articles of Incorporation of the Corporation or in law. To the extent not inconsistent with the provisions of this Article X, the By-Laws provided in the





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preceding Articles shall remain in effect during such emergency and upon its termination the Emergency By-Laws shall cease to be operative.


         SECTION 10.2  Management of Corporation During Emergency.

         (A) A meeting of the Board of Directors may be called by any officer or Director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the Directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

         (B) At any such meeting of the Board of Directors, a quorum shall consist of three (3) Directors.

         (C) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their respective duties.

         (D) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

         SECTION 10.3 Action Taken Pursuant to Emergency By-Laws. Corporate action taken in good faith and in accordance with these Emergency By-Laws shall be binding on the Corporation. No officer, Director, employee or agent acting in good faith and in accordance with these Emergency By-Laws, shall be liable except for willful misconduct or recklessness.

         SECTION 10.4 Repeal or Amendment. These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the Section 12.03 with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

         SECTION 10.5 Definition of Emergency. For purposes of this Article X, an emergency exists if an extraordinary event prevents a quorum of the Corporation's Directors from assembling in time to deal with the business for which the meeting has been called or is to be called.





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                                   ARTICLE XI
                                 MISCELLANEOUS

         SECTION 11.1 Place of Keeping Corporate Books and Records. The books of account, records, documents and papers of the Corporation shall be kept at any place or places within or without the State of Indiana as directed by the Board of Directors. In the absence of a direction, the books of account, records, documents and papers shall be kept at the principal office of the Corporation.

         SECTION 11.2 Seal. The Board of Directors of the Corporation may designate the design and cause the Corporation to obtain and use a corporate seal, but the failure of the Board to designate a seal or the absence of the impression of the corporate seal from any document shall not affect in any way the validity or effect of such document.

         SECTION 11.3 Fiscal Year. The fiscal year of the Corporation shall end at the end of each calendar year.

         SECTION 11.4 Waiver of Notices. Whenever notice is required to be given by these By-Laws or the Articles of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

         SECTION 11.5 Amendments. The power to make, alter, amend or repeal these By-Laws is vested exclusively in the Board of Directors. The affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Directors at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of these By-Laws.

         SECTION 11.6 Indiana Business Corporation Law. The Corporation elects that the provisions of Chapter 23-1-42 of the Indiana Business Corporation Law shall not apply to share control acquisitions (as defined in such Chapter 23-1-42) of shares of the Corporation.





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